UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 Or 15 (d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event Reported): September 29, 2005

House of Taylor Jewelry, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)
9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(310) 860-2660

 (Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Directors or Principal Officers.

Jack Brehm resigned as a director on September 29, 2005. Concurrent with his resignation House of Taylor Jewelry, Inc appointed three new directors. Please see Item 5.02 (d) below.

Item 5.02 (d) Election of Directors.

House of Taylor Jewelry, Inc. expanded its board to five members on September 29, 2005 and appointed three new directors. The new board members are Lawrence Chimerine, Ph.D., Frank Devine, and Peter Mainstain, CPA. They join existing board members Jack Abramov, Chief Executive Officer of the company, and Monty Abramov, Vice President of Operations and Design Director. In connection with these appointments the board established an audit committee consisting of Peter Mainstain, Chair, Dr. Lawrence Chimerine and Frank M. Devine. The board has determined that Peter Mainstain is an audit committee financial expert and that each of three new directors is “independent” as that term is used in Item 7(d)(3) (iv) of Schedule 14A under the Securities Exchange Act of 1934. To the company’s knowledge, there are no arrangements or understandings between any new director and any other persons, naming such persons, pursuant to which such director was named as a director.  The company expects to constitute a compensation committee that will consist solely of its three new independent directors. The company currently expects that the compensation committee will recommend approval to the full board of the annual compensation budget for all employees, bonuses, grants of stock options and any adoptions or changes to benefit plans.

Dr. Lawrence Chimerine

Dr. Lawrence Chimerine, 65, has for more than the past eight years been president of Radnor International Consulting Inc., based in Radnor, Pennsylvania and partner and member of the Investment Committee of Strategic Capital Advisors, based in West Conshocken, Pennsylvania. For more than the past 25 years Dr. Chimerine has been an economic consultant advising financial institutions and government agencies on the state of the United States and world economics, on specific industries and business sectors, and on the impact of economic conditions on decision making, budgeting, and strategic planning. He has served on the House of Representatives Task Force on International Competitiveness, the Census Advisory Committee and the Economic Policy Board of the Department of Commerce. He is the author or editor of several books as well as articles that have appeared in the New York Times, Washington Post, and American Economic Review.

Frank M. Devine

Frank M. Devine, 62, has for more than the last ten years been an independent business consultant to various clients that included Salton, Inc., Lithium House, and South East Asia Corporation on matters principally related to marketing and sales.

Peter Mainstain

Peter Mainstain, 57, is a co-founder of Tanner Mainstain Blatt & Glynn, an Accountancy Corporation, where he has practiced since 1975. Mr. Mainstain is a certified public accountant licensed to practice in the State of California since 1973. He is a member of the board of directors of Cal West Bancorp, a publicly held community bank and a member of its audit committee. He is also a member of the board of directors of The Arthritis Foundation of Southern California and has served as a member of the Board of Governors of the City of Hope.

Item 9.01    Financial Statements and Exhibits.

On September 29, 2005, House of Taylor Jewelry, Inc. issued a press release announcing the expansion of and the appointment of three new members to the board of directors. A copy of that press release is attached to this report as Exhibit 99.1.

 (c) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005	House of Taylor Jewelry, Inc. (Registrant)
/s/ Jack Brehm
Jack Brehm , Chief Financial Officer